UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2021

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2021, Rolf A. Classon, Chairman of the Board of Perrigo Company plc, advised the Board that he will not stand for re-election to our Board of Directors at the Company’s annual general meeting of shareholders in 2022 and intends to retire from our Board at that time. Mr. Classon, 76, has been a member of the Board since 2017 and was named Chairman in 2018. Mr. Classon’s decision to retire is not the result of any disagreement with the Company, and he will continue in his role as Chairman until the 2022 annual general meeting.

Murray Kessler, Perrigo’s President and CEO, said: “On behalf of the entire Board and management team, I want to thank Rolf for his dedicated and effective service to the Company since 2017. He is an outstanding Chairman and a remarkable leader. We are especially thankful for his leadership and contributions over the past three years as we have transformed Perrigo into a consumer self-care company.”

The Board plans to name Orlando Ashford, an independent director since December 2020, as Chairman of the Board, effective immediately following the Company’s annual general meeting of shareholders in May 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: November 8, 2021		Todd W. Kingma
Executive Vice President, General Counsel and Secretary